UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 12, 2021
Date of Report (date of earliest event reported)

RAYMOND JAMES FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Florida	1-9109		59-1517485
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

880 Carillon Parkway	St. Petersburg	Florida	33716
(Address of principal executive offices)			(Zip Code)

(727) 567-1000
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	RJF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K filed by Raymond James Financial, Inc. (the “Company”) on May 12, 2021 updates the Company’s Description of Common Stock.

Item 8.01 Other Events

Description of Common Stock

The following description of the common stock, par value $.01 per share (the “Common Stock”) of the Company, related provisions of the Company’s Amended and Restated Articles of Incorporation (the “Articles”) and Amended and Restated By-Laws (the “By-Laws”) and applicable Florida law is qualified in its entirety by, and should be read in conjunction with, the Articles, By-Laws and applicable Florida law.

Authorized Capital Stock

The authorized capital stock of the Company consists of 650,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $.10 per share (the “Preferred Stock”). Approximately 208,247,711 shares of Common Stock were outstanding on April 22, 2022. There are no shares of Preferred Stock currently outstanding.

Common Stock

Fully Paid and Nonassessable

All of the outstanding shares of the Company’s Common Stock are fully paid and nonassessable.

Voting Rights

Each share of Common Stock shall have one vote, and, except as provided by resolution or resolutions adopted by the Company’s Board of Directors (the “Board”) providing for the issue of any series of Preferred Stock, the exclusive voting power for all purposes shall be vested in the holders of shares of Common Stock. Holders of shares of Common Stock are not entitled to cumulate votes for the election of directors.

Dividends

Subject to the provisions of law and to the provisions of any Preferred Stock that may be outstanding from time to time, dividends may be paid on the shares of Common Stock at such times and in such amounts as the Board may deem advisable.

Right to Receive Liquidation Distributions

Subject to the provisions of any Preferred Stock that may be outstanding from time to time, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of shares of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Company and the amounts to which holders of Preferred Stock shall be entitled, to the remaining net assets of the Company.

No Preemptive or Similar Rights

No holder of shares of Common Stock as such shall have any preemptive right to subscribe to or acquire (i) unissued or treasury shares of the Company of any class, (ii) securities of the Company convertible into or carrying a right to acquire or subscribe to shares of any class, or (iii) any other obligations, warrants, rights to subscribe to shares or other securities of the Company of any class.

Certain Anti-Takeover Effects

Certain provisions of the Company’s Articles and By-Laws may have the effect of delaying, deferring or discouraging transactions involving an actual or potential change in control of the Company, including the following:

•the Articles provide that the affirmative vote of the holders of two-thirds (2/3) of all the shares outstanding and entitled to vote shall be required to approve (i) any merger or consolidation of the Company with or into any other corporation, (ii) any share exchange in which a corporation, person, or entity acquires the

Company’s issued or outstanding shares of stock pursuant to a vote of stockholders, (iii) any sale, lease, exchange or other transfer of all, or substantially all, of the Company’s assets to any other corporation, person or entity, or (iv) any transaction similar to, or having a similar effect as, any of the foregoing transactions;

•the Board is authorized to approve the issuance of one or more series of Preferred Stock without further authorization of the holders of Common Stock and to fix the number of shares, the designations and the relative rights and the limitations of any series of Preferred Stock, and as a result the Board, without the approval of holders of Common Stock, could authorize the issuance of Preferred Stock with voting, conversion and other rights that could have the effect of delaying, deferring or preventing a change in control of the Company; and

•the Company’s By-Laws specify an advance notice procedure for holders of Common Stock seeking to nominate persons to stand for election to the Board or to propose other business for consideration at a meeting of the holders of Common Stock, which requires that advance written notice and certain other information be provided to the Company, in accordance with the By-Laws.

Transfer Agent

The transfer agent for the Common Stock is Computershare Inc.

Listing

The Company’s Common Stock is listed on the New York Stock Exchange under the symbol “RJF.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: April 25, 2022	By:	/s/ Paul M. Shoukry
Paul M. Shoukry
Chief Financial Officer and Treasurer